  Exhbit 99.1

LML REPORTS PROFITABLE RESULTS FOR BOTH
FOURTH QUARTER AND FISCAL YEAR 2011

Overall Revenue Increases 218%
Revenue Increases and Profitability Achieved Across All Three Business Segments

VANCOUVER, BC, June 14, 2011 — LML PAYMENT SYSTEMS INC. (NASDAQ: LMLP), a leading payments technology provider of financial payment solutions for e-commerce and traditional businesses, reports results for its fourth quarter and fiscal year ended March 31, 2011.

Q4
Revenue for the three months ended March 31, 2011 was $25.2 million.  Gross profit was $13.2 million or 53%.  Income from operations was $11.7 million compared to a loss of ($93,000) for the previous year.  Income before taxes was $11.6 million compared to a loss of ($141,000) for the previous year.  Net income was $7.3 million or $0.26 per share, compared to a loss of ($185,000) or ($0.01) per share, last year.  Net cash flow from operating activities for the three months was approximately $12.8 million.

Fiscal Year
Revenue for the year ended March 31, 2011 was $47.2 million compared to $14.8 million for the previous year – an increase of 218.1%.  Gross profit was $24.4 million or 52%.   Income from operations was $18.2 million compared to $1.2 million last year, an improvement of $17 million.  Income before taxes was $18 million compared to $1.2 million last year, an improvement of $16.8 million.  Net Income was $10.3 million or $0.38 per share, compared to a net loss of ($126,000) or ($0.00) per share, last year.

Fiscal Year Highlights

•	Revenue: $47.2 million – up 218%
•	Income before taxes: $18 million – up approximately $17 million from last year
•	Net income: $10.3 million - $0.38 per share
•	TPP business segment revenue increases over 30%
•	New customers: 1,500
•	IPL business segment revenue: $32 million

“We are extremely pleased with these profitable results.  Once again, all three of our business units produced positive cash flow.  Revenue from our TPP segment continued to grow at just over 30%, up from an already impressive 22% last year.  Our Company’s evolution advanced with the continued monetization of our intellectual property assets.  During the year, we licensed 14 defendants involved in our patent litigation primarily on a fully paid-up, non-recurring basis, which resulted in just over $30 million in revenue.  We believe these monetized assets will be key in supporting our efforts both organically and inorganically as a growing payments processor, particularly during this very exciting time as commerce convergence opportunities continue to advance across many different models and industries,” said Patrick H. Gaines, Chief Executive Officer of LML.

Conference Call
Management will host a conference call tomorrow at 1:30pm Pacific Time (4:30pm Eastern Time) to discuss these results.  To participate in the conference call, please dial in 5-10 minutes before the start of the call and follow the operator’s instruction.  If you are calling from the United States or Canada, please dial 1-800-705-1680.   International callers please dial 303-223-2692.

If you are unable to join the call, an audio recording of the call will be available on our website at www.lmlpayment.com.

Cont’d…

About LML Payment Systems Inc. (www.lmlpayment.com)

LML Payment Systems Inc., through its subsidiaries Beanstream Internet Commerce Inc. in Canada and LML Payment Systems Corp. in the U.S., is a leading provider of financial payment processing solutions for e-commerce and traditional businesses.  We provide credit card processing, online debit, electronic funds transfer, automated clearinghouse payment processing and authentication services, along with routing of selected transactions to third party processors and banks for authorization and settlement. Our intellectual property estate, owned by subsidiary LML Patent Corp., includes U.S. Patent No. RE40220, No. 6,354,491, No. 6,283,366, No. 6,164,528, and No. 5,484,988 all of which relate to electronic check processing methods and systems.

Cautionary Statement Regarding Forward-Looking Statements
Certain statements in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all passages containing verbs such as "aims," "anticipates," "estimates," "expects," "intends," "plans," "predicts," "projects" or "targets" or nouns corresponding to such verbs. Forward-looking statements also include any other passages that are primarily relevant to expected future events or that can only be evaluated by events that will occur in the future. Forward-looking statements are based on the opinions and estimates of the management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could affect LML’s actual results include, among others, the impact, if any, of stock-based compensation charges, the potential failure to establish and maintain strategic relationships, inability to integrate recent and future acquisitions, inability to develop new products or product enhancements on a timely basis, inability to protect our proprietary rights or to operate without infringing the patents and proprietary rights of others, and quarterly and seasonal fluctuations in operating results. More information about factors that potentially could affect LML’s financial results is included in LML’s quarterly reports on Form 10-Q and our most recent annual report on Form 10-K filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance upon these forward-looking statements that speak only as to the date of this release. Except as required by law, LML undertakes no obligation to update any forward-looking or other statements in this press release, whether as a result of new information, future events or otherwise.

Cont’d…

LML PAYMENT SYSTEMS INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In U.S. Dollars, except share data)
(Unaudited)

	Years ended March 31,

	2011	2010	2009

REVENUE	$47,160,490	$14,825,667	$12,378,848

COSTS OF REVENUE (includes stock-based compensation (“s.b.c.”) expense of $118,551 (2010 - $148,228; 2009 - $149,716))	22,701,437	7,655,551	6,057,817
GROSS PROFIT (excludes amortization and depreciation expense)	24,459,053	7,170,116	6,321,031

OPERATING EXPENSES
General and administrative (includes s.b.c. expense of $897,480 (2010 - $1,038,447; 2009 - $1,139,589))	4,337,980	4,337,914	4,341,159
Sales and marketing (includes s.b.c. expense of $49,680 (2010 - $3,025; 2009 - $3,033))	624,930	416,617	323,103
Product development and enhancement (includes s.b.c. expense of $60,693 (2010 - $48,401; 2009 - $48,534))	559,041	467,686	272,499
Amortization of property and equipment	124,070	138,271	124,441
Amortization of patents and intangible assets	662,576	662,576	660,893
Gain on disposal/abandonment of property and equipment	-	(3,830)	(864)
INCOME BEFORE OTHER INCOME (EXPENSES) AND INCOME TAXES	18,150,456	1,150,882	599,800

Foreign exchange (loss) gain	(205,472)	89,455	444,050
Other (expense) income, net	(5,549)	(57,044)	10,898
Interest income	48,330	25,036	226,472
Interest expense	-	(47,771)	(247,536)
INCOME BEFORE INCOME TAXES	17,987,765	1,160,558	1,033,684

Income tax expense (recovery)
Current	5,203,025	(826,246)	846,671
Future	2,497,586	2,112,630	(5,268,153)
	7,700,611	1,286,384	(4,421,482)

NET INCOME (LOSS)	$10,287,154	$(125,826)	$5,455,166

EARNINGS (LOSS) PER SHARE, basic	$0.38	$-	$0.20

EARNINGS (LOSS) PER SHARE, diluted	$0.37	$-	$0.20

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING
Basic	27,342,799	27,116,408	26,834,165
Diluted	27,844,113	27,116,408	26,834,165

Cont’d

LML PAYMENT SYSTEMS INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In U.S. Dollars, except share data)
(Unaudited)

	Three months ended March 31,

	2011	2010

REVENUE	$25,150,290	$3,595,894

COSTS OF REVENUE (includes stock-based compensation (“s.b.c.”) expense of $17,091 (2010 - $36,649)	11,942,610	1,984,975
GROSS PROFIT (excludes amortization and depreciation expense)	13,207,680	1,610,919

OPERATING EXPENSES
General and administrative (includes s.b.c. expense of $205,729 (2010 - $257,061)	991,506	1,254,285
Sales and marketing (includes s.b.c. expense of $17,091 (2010 - $748)	171,753	120,533
Product development and enhancement (includes s.b.c. expense of $14,528 (2010 - $11,967)	148,153	125,101
Amortization of property and equipment	26,223	38,523
Amortization of patents and intangible assets	165,644	165,394
INCOME (LOSS) BEFORE OTHER INCOME (EXPENSES) AND INCOME TAXES	11,704,401	(92,917)

Foreign exchange (loss) gain	(104,174)	(45,841)
Other (expense) income, net	(85)	(6,403)
Interest income	19,160	4,487
Interest expense	-	(95)
INCOME (LOSS) BEFORE INCOME TAXES	11,619,302	(140,769)

Income tax expense (recovery)
Current	4,219,493	(502,599)
Future	131,232	547,044
	4,350,725	44,445

NET INCOME (LOSS)	$7,268,577	$(185,214)

EARNINGS (LOSS) PER SHARE, basic	$0.26	$(0.01)

EARNINGS (LOSS) PER SHARE, diluted	$0.25	$(0.01)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING
Basic	27,618,345	27,116,408
Diluted	28,969,667	27,456,868

Cont’d

LML PAYMENT SYSTEMS INC.
CONSOLIDATED BALANCE SHEETS
(In U.S. Dollars)
(Unaudited)

	March 31,

	2011	2010
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$26,917,491	$5,069,763
Funds held for merchants	7,164,420	5,804,752
Restricted cash	175,000	175,000
Accounts receivable, less allowance of $28,152 (2010: $31,463)	1,103,529	799,584
Corporate taxes receivable	101,162	1,072,930
Prepaid expenses	266,066	416,507
Current portion of future income tax assets	428,240	1,280,860
Total current assets	36,155,908	14,619,396

PROPERTY AND EQUIPMENT, net	163,222	219,580

PATENTS	287,877	455,304

RESTRICTED CASH	262,644	255,247

FUTURE INCOME TAX ASSETS	761,507	2,406,473

GOODWILL	17,874,202	17,874,202

OTHER INTANGIBLE ASSETS	4,215,187	4,710,337

OTHER ASSETS	21,041	20,641

Total assets	$59,741,588	$40,561,180

LIABILITIES
CURRENT LIABILITIES
Accounts payable	$702,820	$836,274
Accrued liabilities	1,390,847	1,040,443
Corporate taxes payable	4,796,157	-
Funds due to merchants	7,164,420	5,804,752
Current portion of obligations under capital lease	2,460	11,195
Current portion of deferred revenue	1,420,228	1,325,983
Total current liabilities	15,476,932	9,018,647

OBLIGATIONS UNDER CAPITAL LEASE	7,380	9,840

DEFERRED REVENUE	935,979	2,155,162

Total liabilities	16,420,291	11,183,649

SHAREHOLDERS’ EQUITY

CAPITAL STOCK
Class A, preferred stock, $1.00 CDN par value, 150,000,000 shares authorized, issuable in series, none issued or outstanding	-	-
Class B, preferred stock, $1.00 CDN par value, 150,000,000 shares authorized, issuable in series, none issued or outstanding	-	-
Common shares, no par value, 100,000,000 shares authorized, 28,127,184 issued and outstanding (2010: 27,241,408)	53,557,276	50,152,385

CONTRIBUTED SURPLUS	7,959,595	7,952,343
DEFICIT	(18,590,128)	(28,877,282)
ACCUMULATED OTHER COMPREHENSIVE INCOME	394,554	150,085
Total shareholders’ equity	43,321,297	29,377,531

Total liabilities and shareholders’ equity	$59,741,588	$40,561,180

Cont’d

LML PAYMENT SYSTEMS INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In U.S. Dollars)
(Unaudited)

	Years ended March 31,

	2011	2010	2009
OPERATING ACTIVITIES:
Net income (loss)	$10,287,154	$(125,826)	$5,455,166
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Provisions for losses on accounts receivable	-	5,705	17,461
Amortization of property and equipment	124,070	138,271	124,441
Amortization of patents and intangible assets	662,576	662,576	660,893
Gain on disposal/abandonment of property and equipment	-	(3,830)	(864)
Stock-based compensation	1,126,404	1,238,101	1,340,872
Stock-based compensation – income taxes	37,092
Future income taxes	2,497,586	2,112,630	(5,268,153)
Foreign exchange gain	(3,592)	(353,935)	(370,692)

Changes in non-cash operating working capital
Restricted cash	-	(100,000)	75,000
Accounts receivable	(262,848)	50,004	(214,903)
Corporate taxes receivable	1,002,041	(1,072,930)	-
Prepaid expenses	154,307	(110,661)	(28,405)
Other assets	-	-	-
Accounts payable and accrued liabilities	170,393	255,012	(536,940)
Corporate taxes payable	4,796,157	(334,296)	(204,471)
Deferred revenue	(1,133,735)	(1,225,382)	(1,352,311)
Net cash provided by (used in) operating activities	19,457,605	1,135,439	(302,906)

INVESTING ACTIVITIES:
Other assets	-	-	2,785
Proceeds from disposal of property and equipment	-	3,830	5,500
Acquisition of property and equipment	(63,473)	(80,223)	(126,076)
Development of patents	-	-	(1,652)
Net cash used in investing activities	(63,473)	(76,393)	(119,443)

FINANCING ACTIVITIES:
Payments on capital leases	(11,047)	(178,423)	(190,746)
Payment of promissory note	-	(2,321,460)	(2,843,974)
Proceeds from exercise of stock options	1,126,648	95,000	-
Proceeds from exercise of warrants	1,122,000	-	-
Share capital financing costs	-	-	(3,537)
Net cash provided by (used in) financing activities	2,237,601	(2,404,883)	(3,038,257)

Effects of foreign exchange rate changes on cash and cash equivalents	215,995	277,070	(150,632)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	21,847,728	(1,068,767)	(3,611,238)

Cash and cash equivalents, beginning of year	5,069,763	6,138,530	9,749,768

Cash and cash equivalents, end of year	$26,917,491	$5,069,763	$6,138,530
Cash and cash equivalents consist of:
Cash	$22,091,702	$2,655,681	$558,571
Money market fund	109,905	109,787	109,524
Commercial paper	4,715,884	2,304,295	5,470,435
	$26,917,491	$5,069,763	$6,138,530
Supplemental disclosure of cash flow information:
Interest paid	$-	$48,034	$414,603
Taxes paid	$705,000	$435,138	$1,240,310
Taxes received	$(1,523,196)	-	-

Non-cash investing and financing transactions not included in cash flows:
Property and equipment acquired through capital leases	$-	$28,574	$-

Cont’d

CONTACTS:

Patrick H. Gaines                                                      Investor Relations
Chief Executive Officer                                            (800) 888-2260
(604) 689-4440

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